UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the close of business on May 27, 2025, the record date of the annual meeting of Acurx Pharmaceuticals, Inc. (“we”, “us”, “our” and “the Company”) held on July 17, 2025 (the “Annual Meeting”), there were 23,481,606 shares of common stock outstanding and entitled to vote. At the Annual Meeting, the holders of 17,467,327 shares of our common stock, or approximately 74.38% of our outstanding shares of common stock, were represented in person or by proxy and, therefore, a quorum was present. At the Annual Meeting, our stockholders considered six proposals, which are described briefly below and in more detail in our definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025. The final voting results for each proposal are set forth below.

Proposal 1 - Election of Directors

Our stockholders elected the following directors as Class I directors to hold office until the 2028 annual meeting of stockholders by the following votes:

Nominees	Shares Voted For	Shares Withheld	Broker Non-Votes
Carl V. Sailer	8,901,598	2,498,656	6,067,073
Thomas Harrison	9,569,165	1,831,089	6,067,073

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of CohnReznick LLP as our independent auditors for the fiscal year ending December 31, 2025, by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
16,381,852	354,692	730,783	--

Proposal 3 – Approval of Reverse Stock Split

Our stockholders approved an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1:10 and not more than 1:30 (the “Reverse Stock Split”), such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
15,991,274	1,389,599	86,454	--

Proposal 4 – Approval of Warrant Exercise

Our stockholders approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying (x) series F warrants (the “Series F Warrants”) and (y) warrants (the “Wainwright Warrants,” and together with the Series F Warrants, the “Warrants”) issued to H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to that certain Securities Purchase Agreement, dated March 6, 2025, and the investors named therein, and that certain Engagement Letter, dated as of October 9, 2024, by and between the Company and Wainwright, respectively, in an amount equal to 20% or more of our common stock outstanding before the issuance of such Warrants by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
10,481,270	811,332	107,652	6,067,073

Proposal 5 – Approval of ELOC

Our stockholders approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to that certain Purchase Agreement, dated May 8, 2025, by and between the Company and Lincoln Park, in an amount equal to 20% or more of our common stock outstanding before the execution of such Purchase Agreement by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
9,825,684	837,947	736,623	6,067,073

Proposal 6 – Approval of 2021 Plan Increase

Our stockholders approved an amendment to our 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number shares of common stock available for sale under the 2021 Plan from 177,448 to 2,677,448 by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
7,627,995	3,036,913	735,346	6,067,073

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.
Date: July 17, 2025
	By:	/s/ David P. Luci
	Name:	David P. Luci
	Title:	President and Chief Executive Officer